UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 15, 2006

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SFBC International, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01

Entry Into a Material Definitive Agreement.

On June 15, 2006, the Compensation Committee of SFBC International, Inc. (the “Company”) determined that Ms. Johane Boucher-Champagne, Vice President of Early Clinical Development of the Company, is entitled to receive (i) an increase in her base salary to an amount of $325,000 per annum (or $357,000 CDN using an exchange rate as of May 31, 2006); and (ii) a bonus for 2005 in the amount of $40,935 (or $44,984 CDN using an exchange rate as of May 31, 2006).

In addition, the Compensation Committee of the Company also determined that Marc LeBel, Executive Vice President of Laboratories of the Company, is entitled to receive a bonus for 2005 in the amount of $73,748 (or $81,042 CDN using an exchange rate as of May 31, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SFBC INTERNATIONAL, INC.
By:	/s/ JEFFREY P. MCMULLEN
Name:	Jeffrey P. McMullen
Title:	President and Chief Executive Officer

Dated: June 21, 2006

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